UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        November 2, 2011

Syms Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

     Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On November 2, 2011, Syms Corp. (the “Company”) and each of its subsidiaries, Filene's Basement, LLC, Syms Advertising Inc., and Syms Clothing, Inc. (together with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").  The Debtors are seeking consolidation of their chapter 11 cases for procedural purposes only and have requested that the cases be jointly administered under the caption “Filene's Basement, LLC, et al.”  The Debtors' cases have been assigned the following individual case numbers, Case No. 11-13512 (the Company), Case No. 11-13511 (Filene's Basement, LLC), Case No. 11-13513 (Syms Clothing, Inc.) and Case No. 11-13514 (Syms Advertising Inc.).  The Company and its subsidiaries will continue to manage their respective properties and operate their respective businesses as “debtors-in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On November 2, 2011, the Company issued a press release regarding the bankruptcy filings. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.04. TRIGGERING EVENT THAT ACCELERATES A DIRECT FINANCIAL OBLIGATION

Under the terms of the Company’s Credit Agreement with Bank of America, N.A., dated as of August 27, 2009, as amended (the “Credit Agreement”), the bankruptcy filings, as described in Item 1.03 above of this Current Report on Form 8-K, qualify as an event of default and the outstanding amounts under the Credit Agreement may become due and payable.  As of November 1, 2011, approximately $31,310,959, consisting of approximately $20,249,859 of committed loans and approximately $11,061,100 of letter of credit obligations, was outstanding under the Credit Agreement.  The ability of the creditors to seek remedies to enforce their rights under the Credit Agreement is automatically stayed as a result of the bankruptcy filings, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

In conjunction with the bankruptcy filings, as described in Item 1.03 above of this Current Report on Form 8-K, and effective on November 2, 2011, Joel Feigelbaum has resigned from his position as President and Chief Operating Officer of the Company and Jeff Feinberg has been appointed to serve in such capacities.

Mr. Feinberg, age 45, has significant experience in leading companies, and in particular companies in the retail sector, through the bankruptcy process.  Mr. Feinberg is a Managing Director and a National Practice Leader with Alvarez & Marsal and has provided advisory services to the Company since April, 2011 and prior to that, served as Interim Chief Executive Officer of SVP Worldwide.  Previously, Mr. Feinberg served as Managing Director and Operating Partner with Angelo, Gordon & Co.  Prior to Gordon & Co., Mr. Feinberg was employed by Alvarez & Marsal and served in various positions, including, Interim Chief Executive Officer of Judith Leiber, Restructuring Officer for Kasper/Anne Klein New York, Interim Operating Officer to Marchon Eyeware and Chief Financial Officer and Chief Operating Officer of Mannor Corporation.  Mr. Feinberg earned a Bachelor’s degree, with honors, in Finance and English from Lehigh University.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 – Press Release, dated November 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP.

By:	/s/ Marcy Syms
Name: Marcy Syms
Title: Chief Executive Officer

Dated:  November 2, 2011

EXHIBIT INDEX

Exhibit 99.1 - Press Release, dated November 2, 2011.